As filed with the Securities and Exchange Commission on February 28, 2000
                                           Registration Statement No. 333-93585
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------
                                 DIGITAS INC.
            (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                 8742                    04-3494311
       (State or Other        (Primary Standard          (I.R.S. Employer
       Jurisdiction              Industrial             Identification No.)
     of Incorporation or     Classification Code
       Organization)               Number)
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive office)

                                ---------------

                                David W. Kenny
                            Chief Executive Officer
                   The Prudential Tower, 800 Boylston Street
                               Boston, MA 02199
                                (617) 867-1000
                             (617) 867-7308 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                  Copies to:
   Stuart M. Cable, P.C.  Marschall I. Smith, Esq.    Keith F. Higgins, Esq.
  Jeffrey C. Hadden, P.C.      General Counsel             Ropes & Gray
  Goodwin, Procter & Hoar       Digitas Inc.          One International Place
            LLP             The Prudential Tower       Boston, Massachusetts
      Exchange Place         800 Boylston Street            02110-2624
   Boston, Massachusetts    Boston, Massachusetts         (617) 951-7000
        02109-2881                  02199              (617) 951-7050 (fax)
      (617) 570-1000           (617) 867-1000
   (617) 523-1231 (fax)     (617) 369-8240 (fax)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   Digitas has prepared this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-93585) for the purpose of re-filing with the Securities and Exchange Commission certain exhibits to the Registration Statement which are the subject of a Confidential Treatment Request. Amendment No. 3 does not modify any provision of the Prospectus which forms a part of Amendment No. 2 to the Registration Statement and accordingly such Prospectus has not been included herein.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 12. Other Expenses of Issuance and Distribution

   The following table sets forth the estimated expenses payable by us in connection with the offering and distribution, including fees and expenses attributable to shares to be sold on behalf of the selling shareholders (excluding underwriting discounts and commissions):

Nature of Expense                                                       Amount
-----------------                                                       -------
SEC Registration Fee................................................... $52,800
NASD Filing Fee........................................................  21,890
Nasdaq National Market Listing Fee.....................................   1,000
Accounting Fees and Expenses...........................................    *
Legal Fees and Expenses................................................    *
Printing Expenses......................................................    *
Blue Sky Qualification Fees and Expenses...............................  15,000
                                                                        -------
Transfer Agent's Fee...................................................    *
Miscellaneous..........................................................    *
                                                                        -------
  TOTAL................................................................

   The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.

*  To be completed by amendment.

Item 14. Indemnification of Directors and Officers

   In accordance with Section 145 of the Delaware General Corporation Law,
Article VII of our certificate of incorporation provides that no director of Digitas be personally liable to Digitas or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Digitas or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

   Article V of our by-laws provides for indemnification by Digitas of its officers and particular non-officer employees under specific circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Digitas, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities

   Since its formation on November 5, 1998, our predecessor entity, Bronner Slosberg Humphrey Co., a Massachusetts business trust (the "Trust"), has issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). The share numbers and per share values give effect to the 30-for-1 stock split effected by the Trust in the form of a stock dividend on December 2, 1999 and a two-for-one stock split effected by the Trust on February 10, 2000.

   (i) In connection with the formation of the Trust, on November 5, 1998 the Trust issued 60,000 shares of beneficial interest in the Trust (the "Shares") to Michael E. Bronner under Section 4(2) of the Securities Act ("Section 4(2)") for sales by an issuer not involving a public offering.

   (ii) On November 6, 1998, in connection with the merger of Bronner Slosberg Humphrey, Inc. (the "Predecessor Corporation") with and into Bronner Slosberg Humphrey, LLC ("BSH LLC"), the Trust:

    (a) issued 48,930,022 Shares in the Trust to three investors in exchange for the cancellation of the same number of shares, with the same par value, held by such investors in the Predecessor Corporation, all pursuant to Section 4(2) for sales by an issuer not involving a public offering;

    (b) assumed options to purchase 829,322 shares of the Predecessor Corporation granted to two employees pursuant to employee stock option agreements of the Predecessor Corporation as if such options were granted by the Trust, without any changes being made to either holder's rights under these employee stock option agreements and in reliance on Section 3(b) of the Securities Act ("Section 3(b)") and Rule 701 promulgated thereunder ("Rule 701") relative to sales pursuant to certain compensatory plans (to date, no option holder has exercised these options); and

    (c) assumed 13,530,000 units of stock appreciation rights ("SARS") granted to seventeen investors under the Predecessor Corporation's 1997 stock appreciation rights plan as if such SARS were granted by the Trust, without any changes being made to such holder's rights thereunder, and pursuant to Rule 506 ("Rule 506") of Regulation D promulgated under Section 4(2) ("Regulation D") for sales by an issuer not involving a public offering. The investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 501 under Regulation D ("Rule 501").

   (iii) On January 6, 1999, in connection with the recapitalization of the Trust, the Trust:

    (a) issued options to purchase 13,140,000 Shares in the Trust to sixteen investors under the 1998 Option Plan (the "1998 Plan") in exchange for the cancellation of 13,140,000 SARS, and the redemption of 390,000 SARS held by seventeen investors and, all granted in reliance on Section 3(a)(9) of the Securities Act ("Section 3(a)(9)") for exchanges by the issuer with certain security holders and 330,000 of which were also granted to fourteen of the investors pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering; the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 501 under Regulation D (to date, no option holder has exercised these options);

    (b) issued options to purchase 829,322 Shares in the Trust to two employees under the 1998 Plan in exchange for the cancellation of 829,322 options granted pursuant such employees' stock option agreements assumed in connection with the merger of the Predecessor Corporation with and into BSH LLC and in reliance on
         Section 3(a)(9) for exchanges by the issuer with certain security holders (these options were repurchased by the Trust on July 6, 1999); and

    (c) issued options to purchase 6,660,000 Shares in the Trust to eighteen investors under the 1998 Plan pursuant to closing option agreements, of which 402,000 were issued to three investors in reliance on Rule 701 relative to sales pursuant to certain compensatory plans and 6,258,000 were issued to fifteen investors pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering; the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 501 under Regulation D (to date, 1,050,000 of these options which were held by three investors have expired);

    (d) issued a warrant for 900,000 Shares to one investor pursuant to the terms of the warrant agreement, dated as of January 6, 1999, and in reliance on Section 4(2) for sales by an issuer not involving a public offering.

   (iv) On January 7, 1999, in connection with the transfer of Strategic Interactive Group Co.'s ("SIG CO") membership interest in SIG Holding LLC ("SIG Holding") to the Trust, the Trust:

    (a) issued 11,261,435 Shares of the Trust to SIG Co. in exchange for the transfer of its membership interest in SIG Holding and in reliance on Section 4(2) for sales by an issuer not involving a public offering; and

    (b) issued options to purchase 3,326,645 Shares of the Trust to nine investors pursuant to the Trust's 1998 Plan in exchange for the transfer by SIG Co. of its membership interest in SIG Holding, of which 40,064 were issued to two investors pursuant to Rule 701 relative to sales pursuant to certain compensatory plans and 3,286,581 were issued to seven investors pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering. The investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 501 under Regulation D (118,448 Shares of the Trust have been issued to a holder upon the exercise of his options).

   (v) From January 8, 1999 to December 31, 1999, the Trust has issued the following:

    (a) in August 1999, the Trust sold 99,272 of its Shares to Arthur Kern as trustee of the Arthur Kern Revocable Trust for an aggregate purchase price of $249,834.03 and pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering; the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 506 under Regulation D;

    (b) in August 1999, the Trust sold 99,272 of its Shares to Alan Beck for an aggregate purchase price of $249,834.03 and pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 506 under Regulation D;

    (c) in August 1999, the Trust sold 300,000 of its Shares to Orit Gadiesh for an aggregate purchase price of $755,000.00 and pursuant to Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering; the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 506 under Regulation D;

    (d) pursuant to the Trust's 1998 Plan, the Trust has issued options to purchase 4,752,000 Shares of the Trust to twenty-one investors, of which 180,000 were issued to one such investor in reliance on Rule 701 relative to sales pursuant to certain compensatory plans and 4,572,000 were issued to twenty investors in reliance on Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering; the investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 506 under Regulation D (to date, no option holder has exercised these options); and

    (e) pursuant to the Trust's 1999 Option Plan the Trust has issued a total of 3,848,000 options to purchase Shares of the Trust, of which 2,282,000 were issued to 1,201 investors in reliance on Rule 701 relative to sales pursuant to certain compensatory plans and 1,566,000 were issued to seven investors in reliance on Rule 506 of Regulation D promulgated under Section 4(2) for sales by an issuer not involving a public offering. The investors that participated in this Rule 506 offering each qualified as an accredited investor pursuant to Rule 501 under Regulation D (to date, no option holder has exercised these options).

Item 16. Exhibits and Financial Statement Schedules

  -1.1  Form of Underwriting Agreement.

  -2.1 Agreement and Plan of Merger, dated as of November 6, 1998, by and among Bronner Slosberg Humphrey, LLC; Bronner Slosberg Humphrey Inc.;
        and Bronner Slosberg Humphrey Co.

  -2.2 Agreement and Plan of Merger, dated as of November 6, 1998, by and among Strategic Interactive Group, LLC; Strategic Interactive Group,
        Inc.; and Strategic Interactive Group Co.

  -2.3 Agreement and Plan of Merger, dated as of January 7, 1999, by and among Bronner Slosberg Humphrey, LLC; Strategic Interactive Group, LLC; and
        Bronner Slosberg Humphrey Co.

  -2.4 Agreement and Plan of Merger, dated as of January 7, 1999, by and among BSH Holding LLC; SIG Holding LLC; and Bronner Slosberg Humphrey Co.

  -2.5 The Recapitalization Agreement, dated as of November 28, 1998, by and among Hellman & Friedman Capital Partners III, L.P.; H & F Orchard
        Partners III, L.P.; H & F International Partners III, L.P.; Positano
        Partners Ltd.; Bronner Slosberg Humphrey Co.; Strategic Interactive
        Group Co.; the Shareholders of BSH and SIG; the Option Holders of BSH and SIG; the Share Appreciation Rights Holders of BSH and SIG; and the
        Other Rights Holders of BSH (including the Amendment Agreement, dated as of January 6, 1999).

  -3.1  Amended and Restated Certificate of Incorporation of Digitas Inc.

  -3.2  By-laws of Digitas Inc.

  -4.1 Specimen certificate for shares of common stock, $.01 par value, of Digitas Inc.

  -5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.

 -10.1  The Bronner Slosberg Humphrey Co., 1998 Option Plan.

 -10.2  The Bronner Slosberg Humphrey Co., 1999 Option Plan.

 +10.3  Form of 2000 Stock Option and Incentive Plan.

 -10.4  Form of 2000 Employee Stock Purchase Plan.

 -10.5  Lease Agreement, dated as of May 31, 1995, by and between The
        Prudential Insurance Company of America and Bronner Slosberg Humphrey
        Inc. (including amendment numbers 1-6, each dated as of May 31, 1995).

 -10.6 Seventh Amendment to Lease, dated as of March 29, 1999, by and between BP Prucenter Acquisition, LLC and Bronner Slosberg Humphrey, LLC.

 -10.7  Eight Amendment to Lease, dated as of July 30, 1999, by and between BP
        Prucenter Acquisition, LLC and Bronner Slosberg Humphrey, LLC.

 -10.8  Sublease, dated as of December 22, 1997, by and between EMI
        Entertainment World, Inc., and Bronner Slosberg Humphrey Inc.

 -10.9  Sublease, dated as of March 22, 1999, by and between EMI Music, Inc.
        and Bronner Slosberg Humphrey, LLC.
 -10.10 Agreement of Sublease, dated as of April 29, 1999, by and between Warner Music Group Inc. and Bronner Slosberg Humphrey, LLC.

 -10.11 Agreement of Sublease, dated as of November 15, 1999, by and between Bill Communications, Inc. and Bronnercom, LLC.

 -10.12 Sub-Sublease Agreement, dated as of June 5, 1998, by and between Strategic Interactive Group, Inc. and Allegiance Telecom, Inc.
        (including the termination of the Sub-Sublease Agreement, dated as of December 7, 1999).

 -10.13 Sublease Agreement, dated as of August 21, 1997, by and among Tesseract
        Corporation; Strategic Interactive Group, Inc.; and Bronner Slosberg
        Humphrey Inc. (including the First Amendment, dated as of June 15,
        1999).

 -10.14 Lease Agreement, dated as of August 23, 1999, by and between M&S
        Balanced Property Fund, L.P. and Bronnercom, LLC.

 -10.15 Lease Agreement, dated as of May 20, 1999, by and between Forward
        Publishing Limited and Bronner Slosberg Humphrey (UK) Inc.

 -10.16 Credit Agreement, dated as of January 6, 1999, by and among Bronner
        Slosberg Humphrey, LLC and Strategic Interactive Group, LLC (as borrower); the Lenders listed therein (as lenders); Bankers Trust
        Company (as administrative agent); Fleet National Bank (as documentation agent); and BankBoston, N.A. (as syndication agent).

 -10.17 The First Amendment to Credit Agreement, dated as of November 5, 1999, by and among Bronnercom, LLC (as borrower); the lenders listed on the signature page thereof (as lenders); Bankers Trust Company (as administrative agent); and Fleet Boston Corporation (as documentation and syndication agent).
 -10.18 Warrant Agreement, dated as of January 6, 1999, by and between Bronner
        Slosberg Humphrey Co. and Positano Partners Ltd.

 -10.19 Escrow Agreement, dated as of January 6, 1999, by and among Michael E.
        Bronner; David W. Kenny; Bronner Slosberg Humphrey Co.; Strategic
        Interactive Group Co.; Positano Partners Ltd.; and Boston Safe Deposit and Trust Co.

 -10.20 Shareholders Agreement, dated as of January 6, 1999, by and among Positano Partners Ltd.; the Holders (as defined therein); Michael E.
        Bronner; The Michael E. Bronner 1998 Annuity Trust; Bronner Slosberg
        Humphrey Co.; Bronner Slosberg Humphrey, LLC; and BSH Holding.

 -10.21 Governance Agreement, dated as of January 6, 1999, by and among Positano Partners Ltd.; Vesuvio, Inc.; Michael E. Bronner; and David W.
        Kenny.

 -10.22 Registration Rights Agreement, dated as of January 6, 1999, by and among Bronner Slosberg Humphrey Co.; Positano Partners Ltd.; Michael E.
        Bronner; and the Persons listed on Schedule 1 thereto.

 -10.23 Employment Agreement, dated as of January 6, 1999, by and between Kathleen Biro and Bronner Slosberg Humphrey, LLC.

 -10.24 Employment Agreement, dated as of January 6, 1999, by and between David
        W. Kenny and Bronner Slosberg Humphrey, LLC.

 -10.25 Employment Agreement, dated as of January 6, 1999, by and between Michael Ward and Bronner Slosberg Humphrey, LLC.

 -10.26 Employment Agreement, dated as of January 10, 2000, by and between Michael Goss and Digitas Inc.

 -10.27 Employment Agreement, dated as of January 10, 2000, by and between Robert Galford and Digitas Inc.

 -10.28 Employment Agreement, dated as of October 15, 1999, by and between Marschall Smith and Bronnercom, LLC.


  -10.29 Advertising Agreement, dated as of January 19, 1999, by and between AT&T Corp. and Bronner Slosberg Humphrey.

  -10.30 General Agreement, dated as of April 12, 1999, by and between AT&T
         Corp. and Bronner Slosberg Humphrey.

  -10.31 Advertising Agreement, dated as of April 12, 1999, by and between AT&T
         Corp. and Bronner Slosberg Humphrey (including the Agreement
         Amendment, dated as of May 12, 1999).

  *10.32 Advertising/Marketing Agreement, dated as of October 11, 1995, by and between AT&T Communications, Inc.-Business Communications Services and
         Bronner Slosberg Humphrey Inc. (including the Agreement Amendment, dated as of November 27, 1995).

  *10.33 Direct Marketing Agreement, dated as of July 24, 1997, by and between
         Cellular Telephone Company (d/b/a AT&T Wireless Services, Northeast
         Region) and Bronner Slosberg Humphrey Inc.

  -10.34 Letter of Engagement, dated as of July 1, 1999, by and among AT&T
         Interactive Group, AT&T Corporation and Strategic Interactive Group.

  -10.35 Marketing & Advertising Services Agreement, dated as of January 1,
         2000, by and between Bronnercom, LLC and General Motors Corporation.
         (Draft)

  -10.36 Agreement 2000 Compensation, dated as of January 5, 2000, by and between General Motors Corporation, Oldsmobile Division and
         Bronnercom, LLC.

  -10.37 Advertising/Marketing Promotion Agency Agreement, dated as of October
         1, 1997, by and between American Express Travel Related Services
         Company, Inc. and Bronner Slosberg Humphrey Inc.

  -10.38 Form of Indemnification Agreement.

  -16.1  Letter from PricewaterhouseCoopers LLP regarding change in accountant.

  -21.1  Subsidiaries of Digitas Inc.

  -23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

  -23.2  Consent of PricewaterhouseCoopers LLP.

  -23.3  Consent of Arthur Andersen LLP.

  -23.4  Report of Independent Public Accountants on Financial Statement
         Schedule.

  -24.1  Powers of Attorney (included on signature page).

  -27.1  Financial Data Schedule.

  -99.1  Form of 180 Day Lock-up Agreement.

  -99.2  Form of 90/90 Day Lock-up Agreement.

--------

 +  To be filed by amendment to the registration statement.
 -  Previously filed.

 * Filed herewith; portions of this exhibit have been omitted pursuant to a request for confidential treatment

  (b) Financial Statement Schedules
Schedule II--Valuation and Qualifying Accounts

   All other schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes to those statements.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 28, 2000.

                                          DIGITAS INC.

                                          By: /s/ David W. Kenny
                                            -----------------------------------
                                            Name: David W. Kenny
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
---------                      -----                               ----

/s/ David W. Kenny             Chief Executive Officer and    February 28, 2000
-----------------------------  Chairman of the Board of
David W. Kenny                 Directors
                               (principal executive
                               officer)

/s/ Michael Goss               Chief Financial Officer        February 28, 2000
-----------------------------  (principal financial officer
Michael Goss                   and principal accounting
                               officer)

/s/    *                       Director                       February 28, 2000
-----------------------------
Michael E. Bronner

/s/    *                       Director                       February 28, 2000
-----------------------------
John L. Bunce, Jr.

/s/    *                       Director                       February 28, 2000
-----------------------------
Orit Gadiesh

/s/   *                        Director                   February 28, 2000
-----------------------------
Patrick J. Healy

/s/   *                        Director                   February 28, 2000
-----------------------------
Arthur Kern

/s/   *                        Director                   February 28, 2000
-----------------------------
Kathleen L. Biro

/s/   *                        Director                   February 28, 2000
-----------------------------
Philip U. Hammarskjold

/s/ David W. Kenny                                        February 28, 2000
-----------------------------
David W. Kenny
Attorney in Fact


                                 EXHIBIT INDEX

 Exhibit                                                                   Page
 Number                            Description                             No.
 -------                           -----------                             ----
  -1.1   Form of Underwriting Agreement.

  -2.1 Agreement and Plan of Merger, dated as of November 6, 1998, by and among Bronner Slosberg Humphrey, LLC; Bronner Slosberg
         Humphrey Inc.; and Bronner Slosberg Humphrey Co.

  -2.2 Agreement and Plan of Merger, dated as of November 6, 1998, by and among Strategic Interactive Group, LLC; Strategic
         Interactive Group, Inc.; and Strategic Interactive Group Co.

  -2.3 Agreement and Plan of Merger, dated as of January 7, 1999, by and among Bronner Slosberg Humphrey, LLC; Strategic Interactive
         Group, LLC; and Bronner Slosberg Humphrey Co.

  -2.4 Agreement and Plan of Merger, dated as of January 7, 1999, by and among BSH Holding LLC; SIG Holding LLC; and Bronner
         Slosberg Humphrey Co.

  -2.5 The Recapitalization Agreement, dated as of November 28, 1998, by and among Hellman & Friedman Capital Partners III, L.P.; H &
         F Orchard Partners III, L.P.; H & F International Partners III,
         L.P.; Positano Partners Ltd.; Bronner Slosberg Humphrey Co.;
         Strategic Interactive Group Co.; the Shareholders of BSH and
         SIG; the Option Holders of BSH and SIG; the Share Appreciation
         Rights Holders of BSH and SIG; and the Other Rights Holders of
         BSH (including the Amendment Agreement, dated as of January 6,
         1999).

  -3.1   Amended and Restated Certificate of Incorporation of Digitas
         Inc.

  -3.2   By-laws of Digitas Inc.

  -4.1 Specimen certificate for shares of common stock, $.01 par value, of Digitas Inc.

  -5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.

 -10.1   The Bronner Slosberg Humphrey Co., 1998 Option Plan.

 -10.2   The Bronner Slosberg Humphrey Co., 1999 Option Plan.

 +10.3   Form of 2000 Stock Option and Incentive Plan.

 -10.4   Form of 2000 Employee Stock Purchase Plan.

 -10.5   Lease Agreement, dated as of May 31, 1995, by and between The
         Prudential Insurance Company of America and Bronner Slosberg
         Humphrey Inc. (including amendment numbers
         1-6, each dated as of May 31, 1995).

 -10.6 Seventh Amendment to Lease, dated as of March 29, 1999, by and between BP Prucenter Acquisition, LLC and Bronner Slosberg
         Humphrey, LLC.

 -10.7 Eight Amendment to Lease, dated as of July 30, 1999, by and between BP Prucenter Acquisition, LLC and Bronner Slosberg
         Humphrey, LLC.

 -10.8   Sublease, dated as of December 22, 1997, by and between EMI
         Entertainment World, Inc., and Bronner Slosberg Humphrey Inc.

 -10.9   Sublease, dated as of March 22, 1999, by and between EMI Music,
         Inc. and Bronner Slosberg Humphrey, LLC.
 -10.10 Agreement of Sublease, dated as of April 29, 1999, by and between Warner Music Group Inc. and Bronner Slosberg Humphrey,
         LLC.

 -10.11 Agreement of Sublease, dated as of November 15, 1999, by and between Bill Communications, Inc. and Bronnercom, LLC.

 Exhibit                                                                   Page
 Number                            Description                             No.
 -------                           -----------                             ----
 -10.12  Sub-Sublease Agreement, dated as of June 5, 1998, by and between Strategic Interactive Group, Inc. and Allegiance
         Telecom, Inc. (including the termination of the Sub-Sublease
         Agreement, dated as of December 7, 1999).

 -10.13 Sublease Agreement, dated as of August 21, 1997, by and among Tesseract Corporation; Strategic Interactive Group, Inc.; and
         Bronner Slosberg Humphrey Inc. (including the First Amendment, dated as of June 15, 1999).

 -10.14 Lease Agreement, dated as of August 23, 1999, by and between M&S Balanced Property Fund, L.P. and Bronnercom, LLC.

 -10.15 Lease Agreement, dated as of May 20, 1999, by and between Forward Publishing Limited and Bronner Slosberg Humphrey (UK)
         Inc.

 -10.16 Credit Agreement, dated as of January 6, 1999, by and among Bronner Slosberg Humphrey, LLC and Strategic Interactive Group,
         LLC (as borrower); the Lenders listed therein (as lenders);
         Bankers Trust Company (as administrative agent); Fleet National
         Bank (as documentation agent); and BankBoston, N.A. (as syndication agent).

 -10.17  The First Amendment to Credit Agreement, dated as of November
         5, 1999, by and among Bronnercom, LLC (as borrower); the lenders listed on the signature page thereof (as lenders);
         Bankers Trust Company (as administrative agent); and Fleet
         Boston Corporation (as documentation and syndication agent).
 -10.18 Warrant Agreement, dated as of January 6, 1999, by and between Bronner Slosberg Humphrey Co. and Positano Partners Ltd.

 -10.19 Escrow Agreement, dated as of January 6, 1999, by and among Michael E. Bronner; David W. Kenny; Bronner Slosberg Humphrey
         Co.; Strategic Interactive Group Co.; Positano Partners Ltd.;
         and Boston Safe Deposit and Trust Co.

 -10.20 Shareholders Agreement, dated as of January 6, 1999, by and among Positano Partners Ltd.; the Holders (as defined therein);
         Michael E. Bronner; The Michael E. Bronner 1998 Annuity Trust;
         Bronner Slosberg Humphrey Co.; Bronner Slosberg Humphrey, LLC;
         and BSH Holding.

 -10.21 Governance Agreement, dated as of January 6, 1999, by and among Positano Partners Ltd.; Vesuvio, Inc.; Michael E. Bronner; and
         David W. Kenny.

 -10.22 Registration Rights Agreement, dated as of January 6, 1999, by and among Bronner Slosberg Humphrey Co.; Positano Partners
         Ltd.; Michael E. Bronner; and the Persons listed on Schedule 1 thereto.

 -10.23 Employment Agreement, dated as of January 6, 1999, by and between Kathleen Biro and Bronner Slosberg Humphrey, LLC.

 -10.24 Employment Agreement, dated as of January 6, 1999, by and between David W. Kenny and Bronner Slosberg Humphrey, LLC.

 -10.25 Employment Agreement, dated as of January 6, 1999, by and between Michael Ward and Bronner Slosberg Humphrey, LLC.

 -10.26 Employment Agreement, dated as of January 10, 2000, by and between Michael Goss and Digitas Inc.

 -10.27 Employment Agreement, dated as of January 10, 2000, by and between Robert Galford and Digitas Inc.

 -10.28 Employment Agreement, dated as of October 15, 1999, by and between Marschall Smith and Bronnercom, LLC.


 Exhibit                                                                   Page
 Number                            Description                             No.
 -------                           -----------                             ----
 -10.29  Advertising Agreement, dated as of January 19, 1999, by and between AT&T Corp. and Bronner Slosberg Humphrey.

 -10.30 General Agreement, dated as of April 12, 1999, by and between AT&T Corp. and Bronner Slosberg Humphrey.

 -10.31 Advertising Agreement, dated as of April 12, 1999, by and between AT&T Corp. and Bronner Slosberg Humphrey (including the
         Agreement Amendment, dated as of May 12, 1999).

 *10.32 Advertising/Marketing Agreement, dated as of October 11, 1995, by and between AT&T Communications, Inc.-Business
         Communications Services and Bronner Slosberg Humphrey Inc.
         (including the Agreement Amendment, dated as of November 27,
         1995).

 *10.33 Direct Marketing Agreement, dated as of July 24, 1997, by and between Cellular Telephone Company (d/b/a AT&T Wireless
         Services, Northeast Region) and Bronner Slosberg Humphrey Inc.

 -10.34 Letter of Engagement, dated as of July 1, 1999, by and among AT&T Interactive Group, AT&T Corporation and Strategic
         Interactive Group.

 -10.35  Marketing & Advertising Services Agreement, dated as of January
         1, 2000, by and between Bronnercom, LLC and General Motors
         Corporation. (Draft)

 -10.36 Agreement 2000 Compensation, dated as of January 5, 2000, by and between General Motors Corporation, Oldsmobile Division and
         Bronnercom, LLC.

 -10.37  Advertising/Marketing Promotion Agency Agreement, dated as of
         October 1, 1997, by and between American Express Travel Related
         Services Company, Inc. and Bronner Slosberg Humphrey Inc.

 -10.38  Form of Indemnification Agreement.

 -16.1 Letter from PricewaterhouseCoopers LLP regarding change in accountant.

 -21.1   Subsidiaries of Digitas Inc.

 -23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

 -23.2   Consent of PricewaterhouseCoopers LLP.

 -23.3   Consent of Arthur Andersen LLP.

 -23.4   Report of Independent Public Accountants on Financial Statement
         Schedule.

 -24.1   Powers of Attorney (included on signature page).

 -27.1   Financial Data Schedule.

 -99.1   Form of 180 Day Lock-up Agreement.

 -99.2   Form of 90/90 Day Lock-up Agreement.

--------

 +  To be filed by amendment to the registration statement.
 -  Previously filed.

 * Filed herewith; portions of this exhibit have been omitted pursuant to a request for confidential treatment